Exhibit 10.2

SECOND SUPPLEMENTAL INDENTURE

This Second Supplemental Indenture, dated as of March 21, 2007 (this “Supplemental Indenture” or “Guarantee”), among Cellu Tissue-CityForest LLC (the “Guarantor”), Cellu Tissue Holdings, Inc. (together with its successors and assigns, the “Company”), each other then existing Subsidiary Guarantor under the Indenture referred to below, and The Bank of New York Trust Company, N.A., as Trustee under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Company, the Subsidiary Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of March 12, 2004 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of an aggregate principal amount of $162.0 million of 9¾% Senior Secured Notes due 2010 of the Company (the “Securities”);

WHEREAS, Section 3.12 of the Indenture provides that after the Issue Date the Company is required to cause each Restricted Subsidiary (other than a Foreign Subsidiary that does not Guarantee any Indebtedness of the Company or any Restricted Subsidiary) created or acquired by the Company or one or more Restricted Subsidiaries or Holdings, in the event that Holdings Guarantees any Indebtedness of the Company or any of its Restricted Subsidiaries, to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary (or Holdings, if applicable) will unconditionally Guarantee, on a joint and several basis with the other Subsidiary Guarantors, the full and prompt payment of the principal of, premium, if any, and interest on the Securities on a secured basis; and

WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture, without the consent of any Securityholder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor, the Company, the other Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

ARTICLE I

Definitions

SECTION 1.1  Defined Terms.  As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this

Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

Agreement to be Bound; Guarantee

SECTION 2.1  Agreement to be Bound.  The Guarantor hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.  The Guarantor agrees to be bound by all of the provisions of the Indenture, the Collateral Documents and the Intercreditor Agreement applicable to a Subsidiary Guarantor and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture, the Collateral Documents and the Intercreditor Agreement.

SECTION 2.2   Guarantee.  The Guarantor agrees, on a joint and several basis with all the existing Subsidiary Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder of the Securities and the Trustee the Obligations pursuant to Article X of the Indenture on a secured basis.

ARTICLE III

Miscellaneous

SECTION 3.1   Notices.  All notices and other communications to the Guarantor shall be given as provided in the Indenture to the Guarantor, at its address set forth below, with a copy to the Company as provided in the Indenture for notices to the Company.

SECTION 3.2   Parties.  Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 3.3   Governing Law.  This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 3.4   Severability Clause.  In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 3.5   Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.  The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

SECTION 3.6   Counterparts.  The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

SECTION 3.7   Headings.  The headings of the Articles and the sections in this Guarantee are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

CELLU TISSUE-CITYFOREST LLC,
as a Guarantor

By:	/s/ Dianne M. Scheu
	Name:	Dianne M. Scheu
	Title:	Senior Vice President and Chief Financial Officer

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By:	/s/ Peter M. Murphy
	Name:	Peter M. Murphy
	Title:	Vice President

CELLU TISSUE HOLDINGS, INC.

By:	/s/ Dianne M. Scheu
	Name:	Dianne M. Scheu
	Title:	Senior Vice President and Chief Financial Officer

CELLU TISSUE CORPORATION — NATURAL DAM
CELLU TISSUE CORPORATION — NEENAH
CELLU TISSUE LLC
INTERLAKE ACQUISITION CORPORATION LIMITED
MENOMINEE ACQUISITION CORPORATION
VAN PAPER COMPANY
VAN TIMBER COMPANY

By:	/s/ Dianne M. Scheu
	Name:	Dianne M. Scheu
	Title:	Senior Vice President and Chief Financial Officer

Supplemental Indenture

COASTAL PAPER COMPANY

By: Van Paper Company, its managing partner

By:	/s/ Dianne M. Scheu
	Name:	Dianne M. Scheu
	Title:	Senior Vice President and Chief Financial Officer

Supplemental Indenture